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                                                                    Exhibit 3.18




                                    BY-LAWS

                                      of

                           R.D. ARIZONA LADDER CORP.

                            (an Arizona Corporation)

                       Amended and Restated May 15, 1997
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                                    BY-LAWS

                              ARTICLE I - OFFICES

         1. The known place of business of the corporation shall be at 93 Werner Road, Greenville, Pennsylvania, and the name of its statutory agent is

         2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                              ARTICLE II - SEAL

         1. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Arizona."

                     ARTICLE III - SHAREHOLDERS' MEETING

         1. Meetings of the shareholders shall be held at the known place of business of the corporation or at such other place or places, either within or without the State of Arizona, as may from time to time be selected.

         2. The annual meeting of the shareholders shall be held on the second Tuesday of April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock A.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting is not held within any thirteen-month period, the Superior Court of the County of the known place of business of the corporation may, on the application of any shareholder, order a meeting to be held.

         3. Special meeting of the shareholders may be called by the Board of Directors, the holders of not fewer than one-tenth of all the shares entitled to vote at the meeting, or such other persons as may be authorized in the Articles of Incorporation.

         4. A majority of the shares entitled to vote, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the

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purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by The Arizona Business Corporation Act, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

         5. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by an officer of the corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         6. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         7. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

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         8. An officer or agent having charge of the stock transfer books who shall fail to prepare the record of shareholders, or produce and keep it open for inspection at the meeting, as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

         9. Each outstanding share or fraction thereof, regardless of class, shall be entitled to one vote or corresponding fraction thereof on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided.

         10. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the corporation generally. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is given to the corporation.

         At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

         11. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         12. Whenever any notice is required to be given to any shareholder or director of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when

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the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         13. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days nor less than ten days prior to any such other action.

         1.       If no record date is fixed:

                  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting.

         2. The record date for determining shareholders entitled to express consent to corporate action in writing without meeting shall be the time of the day on which the first written consent is served on the corporation.

         3. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty days in the aggregate.

         14. Unless otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient

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shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by law, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided, further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

         15. Any action required to be taken at a meeting of the shareholders of the corporation or any action which may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                            ARTICLE IV - DIRECTORS

         1. The business of this corporation shall be managed by its Board of Directors, three in number. The Directors need not be residents of the State or shareholders in the corporation. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though not less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of directors when his successor is elected and qualified. Any newly created directorship shall be deemed a vacancy. Unless otherwise provided in the Articles of Incorporation, when one or more directors shall resign from the Board, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any shareholder or an executor, administrator,

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trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders.

         2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

         3. The Board of Directors shall elect a Chairman of the Board. The Chairman when present shall preside at all meetings of the Shareholders and of the Board of Directors.

         4. Meetings of the Board of Directors, regular or special, may be held either within or without this State, and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         5. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

         6. Regular meetings of the Board shall be held without notice at the known place of business of the corporation, or at such other time and place as shall be determined by the Board.

         7. Special meetings of the Board may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

         8. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any action which may be taken at a meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the corporation.

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         9. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         10. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these By-Laws, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to the following matters:

         1. The submission to shareholders pursuant to the requirement of this chapter of any action that requires shareholders' authorization or approval under this chapter.

         2. The filling of vacancies on the Board of Directors or in any committee of the Board of Directors.

         3. The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

         4. The fixing of compensation of directors for serving on the Board or on any committee of the Board of Directors.

         11. The Board of Directors, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                             ARTICLE V - OFFICERS

         1. The officers of the corporation shall consist of a President, one or more Vice Presidents as may be prescribed by these By-Laws, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Board. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same

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person, except the offices of President and Secretary. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

         2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

         4. The President shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delgate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in office of the President of a corporation.

         5. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

         6. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He

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shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

         1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         2. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of directors when his successor is elected and qualified. Any newly created directorship shall be deemed a vacancy. When one or more directors shall resign from the Board, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies. If at any time, by reason of death or resignation or other cause, a corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder may call a special meeting of shareholders.

                        ARTICLE VII - BOOKS AND RECORDS

         1. The corporation shall keep correct and complete books and records of account and shall keep minutes of the poceedings of its shareholders and Board of Directors and committees thereof. The corporation shall keep at its statutory agent's office, or its known place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Books, records,

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and minutes shall be written form or in any other form capable of being converted into written form within a reasonable time.

         2. Any person who shall have been a holder of record of shares or of a voting trust beneficial interest therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five per cent of all the oustanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose the corporation's relevant books and records of accounts, minutes, and record of shareholders and to make copies or extracts therefrom.

               ARTICLE VIII - SHARE CERTIFICATES, DIVIDENDS, ETC.

         1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the

         2. Transfer of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         3. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         4. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation.

         5. Before payment of any dividend, there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

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                     ARTICLE IX - MISCELLANEOUS PROVISIONS

         1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         2. The fiscal year of the corporation shall begin on the first day of

         3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

         4. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                         ARTICLE X - ANNUAL STATEMENT

         1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

         2. If the corporation has more than ten shareholders, it shall cause a financial report of the corporation to be delivered or mailed to its shareholders of record at least once in each year.

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Such report shall be distributed to shareholders within four months after the end of the fiscal year of the corporation and shall include the year end balance sheet and statement of income.

                            ARTICLE XI - AMENDMENTS

         The original By-Laws of this corporation may be adopted by the incorporators, or by the initial Board of Directors. The power to alter, amend or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

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